Exhibit 99.1

China Nutrifruit CEO Announces Decision to Step Down, Chairman Appointed as CEO

- Announces Appointment of New Director

DAQING, China, July 6 /PRNewswire-Asia-FirstCall/ -- China Nutrifruit Group Limited (NYSE Amex: CNGL) ("China Nutrifruit" or "the Company"), a leading producer of premium specialty fruit based products in China ("PRC"), today announced that at the Company's board meeting held on July 3, 2010, the board accepted Mr. Jinglin Shi's resignation to step down as CEO and appointed the Company's chairman, Mr. Changjun Yu, as the Company's new Chief Executive Officer. The Company also announced the appointment of Mr. Jizeng Zhang as the Company's Director, effective immediately.

Mr. Jinglin Shi resigned as Chief Executive Officer, President and Director of the Company, due to personal and health reasons. Mr. Shi's resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. Yu has over 14 years of experience in the food industry. He is the founder of China Nutrifruit's wholly owned subsidiary, Daqing Longheda Food Company Limited "Longheda", and he has served as the chairman of the board of directors since August 14, 2008. Mr. Yu has been the chairman of Longheda since its formation in 2004. From 2001 to 2003, Mr. Yu was the vice president of sales of Haerbin Shengjinlai Economic and Technology Development Co. Ltd. From 1997 to 2000, He served as the vice president of production and then vice president of sales of Shandong Qingzhou Dajinxing Aviation Beverage Co. Ltd. Mr. Yu will continue in his position as Chairman of the Board.

Mr. Zhang joined China Nutrifruit in 2004 as the administration supervisor and was subsequently promoted to be the administrative officer in 2005. He is responsible for the Company's daily administrative duties. Mr. Zhang has over 24 years of experience as a police officer in Inner Mongolia where his most recent position was the Head of Police Department at Da Yang Shu County, Inner Mongolia. From the experience of being the Head of Police Department, Mr. Zhang provided a very effective administrative control to the Company.

"I would like to thank Mr. Shi for his valuable contributions to the Company. Under his leadership China Nutrifruit achieved great success and is well positioned for future growth. We wish him all the best for a speedy recovery," commented Mr. Changjun Yu, Chairman of China Nutrifruit. "We do not expect the resignation of Mr. Shi to interrupt the daily operation of our business. At the same time, we welcome Mr. Zhang on board and look forward to his valuable contributions to the Board. As the founder of the Company, I will continue to work closely with our management team to steer the Company's growth and expansion into the high-margin rapidly growing fruit and vegetable powder segment."

About China Nutrifruit Group Limited

Through its subsidiary Daqing Longheda Food Company Limited, China Nutrifruit, is engaged in developing, processing, marketing and distributing a variety of food products processed primarily from premium specialty fruits grown in Northeast China, including golden berry, crab apple, blueberry and raspberry. The Company's processing facility possesses ISO9001 and HACCP series qualifications. Currently, the Company has established an extensive nationwide sales and distribution network through 20 provinces in China. For more information, please visit http://www.chinanutrifruit.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act""). Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, our plan to cease the production of beverages, the Company's ability to manage operations independent of Mr. Jinglin Shi's active contribution, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of the Company to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; any statements of belief or intention; any of the factors mentioned in the "Risk Factors" section of our filling, and other risks and uncertainties mentioned in our other reports filed with the Securities and Exchange Commission. The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

For more information, please contact:

Company Contact:

Mr. Colman Cheng, Chief Financial Officer
China Nutrifruit Group Limited
Tel: +852-9039-8111
Email: zsj@longheda.net
Web: http://www.chinanutrifruit.com

Investor Relations Contact:

CCG Investor Relations

Elaine Ketchmere, Partner
Tel: +1-310-954-1345 (LA office)
Email: elaine.ketchmere@ccgir.com
Web: http://www.ccgirasia.com

Mr. Crocker Coulson, President
Tel: +1-646-213-1915 (NY office)
Email: crocker.coulson@ccgir.com